                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Materials

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CYTYC CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                               CYTYC CORPORATION
                                85 Swanson Road
                             Boxborough, MA 01719

                               ----------------

                           NOTICE OF ANNUAL MEETING
                          TO BE HELD ON JUNE 7, 2000

                               ----------------

To the Stockholders of Cytyc Corporation:

  Notice is hereby given that the annual meeting of Stockholders (the "Annual Meeting") of Cytyc Corporation, a Delaware corporation (the "Company"), will be held at 9:30 a.m., local time, on Wednesday, June 7, 2000, at the Company's Headquarters located at 85 Swanson Road, Boxborough, Massachusetts 01719, to consider and act upon the following proposals:

    1. To elect three directors to Class I of the Company's Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.

    2. To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation increasing from 60,000,000 to 200,000,000 the number of authorized shares of Common Stock, $.01 par value per share, of the Company.

    3. To ratify and approve the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "Plan") which provides that in the event of the retirement of any non-employee director of the Company, all outstanding and unvested options granted to such non-employee director under the Plan shall be immediately and automatically accelerated and become fully vested and exercisable in full.

    4. To ratify the selection of the firm of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 2000.

    5. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

  Only Stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the Annual Meeting.

  All Stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any Stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          A. Suzanne Meszner-Eltrich
                                          Secretary

Boxborough, Massachusetts
May 1, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                               CYTYC CORPORATION
                                85 Swanson Road
                             Boxborough, MA 01719

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                  May 1, 2000

  This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Cytyc Corporation, a Delaware corporation (the "Company") for use at the Annual Meeting of the Company's Stockholders to be held on Wednesday, June 7, 2000 (the "Annual Meeting") at 9:30 a.m., local time, at the Company's Headquarters located at 85 Swanson Road, Boxborough, Massachusetts 01719, or at any adjournments or postponements thereof. The Company's Summary Annual Report and Form 10-K, which includes financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 1999, are being mailed together with this Proxy Statement to all Stockholders entitled to vote at the Annual Meeting.

  The Board of Directors has fixed the close of business on April 17, 2000 as the record date (the "Record Date"). Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of the Record Date, an aggregate of 36,345,033 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a Stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of this proxy statement, above, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Votes Required

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from the nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. Approval of the amendment to the Third Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. On all other matters being submitted to Stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to Stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

  The persons named as attorneys in the proxies, Patrick J. Sullivan and Joseph W. Kelly, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any Stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of three Class I Directors, the Stockholders will consider and vote upon proposals to amend the Company's Third Amended and Restated Certificate of Incorporation, to ratify and approve the Amended and Restated 1995 Non-Employee Director Stock Option Plan, and to ratify the selection of auditors, all as further described in this Proxy Statement. All proxies will be voted in accordance with the Stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table set forth below; and (iv) all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719.

  In January 2000, the Company effected a two-for-one stock split in the form of a stock dividend to stockholders of record of the Company's Common Stock on January 14, 2000. All share numbers in this table and elsewhere in this Proxy Statement reflect such stock split.

                                                      Amount and    Percentage
                   Name and Address                     Nature          of
                 of Beneficial Owner                of Ownership(1)  Class(2)
                 -------------------                --------------- ----------
   Massachusetts Financial Services Company(3).....    4,346,584      11.96%
    500 Boylston Street,
    Boston, MA 02116
   FMR Corp.(4)....................................    3,018,894       8.31%
    82 Devonshire Street,
    Boston, MA 02109
   RS Investment Management Co. LLC(5).............    2,214,500       6.09%
    388 Market Street, Suite 200
    San Francisco, CA 94111
   Patrick J. Sullivan(6)..........................      673,087       1.84%
   Daniel J. Levangie(7)...........................      217,311        *
   Joseph W. Kelly(8)..............................      243,515        *
   Ted S. Geiselman(9).............................      140,976        *
   A. Suzanne Meszner-Eltrich(10)..................       24,469        *
   Alfred J. Battaglia(11).........................        2,646        *
   Walter E. Boomer(12)............................        3,655        *
   Sally W. Crawford(13)...........................       34,964        *
   William G. Little(14)...........................       13,316        *
   C. William McDaniel(15).........................       15,500        *
   Anna S. Richo(16)...............................       24,510        *
   Monroe E. Trout, M.D.(17).......................       88,556        *
   All directors, nominees for director and
    executive officers as a group
    (12 persons)(18)...............................    1,482,505       3.98%

--------
   * Less than one percent of the outstanding share of Common Stock.
 (1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
 (2) Applicable percentage ownership as of the Record Date is based upon 36,345,033 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
 (3) Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission by Massachusetts Financial Services Company ("MFS") on February 8, 2000. Of these shares, MFS has sole power to vote or direct the vote of 3,698,584 shares and sole power to dispose or to direct the disposition of all of such shares.

 (4) Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission by FMR Corp. and related parties on February 11, 2000. Of these shares, 2,304,280 shares are beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"); 571,714 shares are beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined under the Securities Exchange Act of 1934, as amended; 26,800 shares are beneficially owned by Fidelity International Limited; and 116,100 shares are beneficially owned by Edward C. Johnson 3d or in trusts for the benefit of Edward C. Johnson 3d or an Edward C. Johnson 3d family member for which Edward C. Johnson 3d serves as trustee. FMR Corp. has the sole power to vote or to direct the vote of 326,014 of such shares and sole power to dispose or to direct the disposition of all of such shares.
 (5) Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission by RS Investment Management Co. LLC and related parties on March 8, 2000. Of these shares, 1,267,300 shares are beneficially owned by RS Investment Management, L.P., an investment advisor under the Investment Advisers Act and of which RS Investment Management Co. LLC is a general partner; 947,200 shares are beneficially owned by RS Investment Management, Inc., an investment advisor under the Investment Advisers Act and of which RS Investment Management Co. LLC is a controlling stockholder; and 934,600 shares are beneficially owned by RS Emerging Growth Fund, an investment company under the Investment Company Act of 1940, as amended, and of which RS Investment Management, Inc. is the investment advisor. RS Investment Management Co. LLC has shared power to vote or direct the vote of all of such shares and shared power to dispose or to direct the disposition of all of such shares.
 (6) Includes 579 shares of restricted stock awarded as bonus compensation for fiscal 1999, which shares are subject to transfer and forfeiture restrictions. Also includes 327,167 shares issuable pursuant to presently exercisable stock options. Excludes 216,953 shares issuable pursuant to stock options that are not presently exercisable.
 (7) Includes 226 shares of restricted stock awarded as bonus compensation for fiscal 1999, which shares are subject to transfer and forfeiture restrictions. Also includes 208,179 shares issuable pursuant to presently exercisable stock options. Excludes 119,375 shares issuable pursuant to stock options that are not presently exercisable.
 (8) Includes 197 shares of restricted stock awarded as bonus compensation for fiscal 1999, which shares are subject to transfer and forfeiture restrictions. Also includes 164,459 shares issuable pursuant to presently exercisable stock options. Excludes 159,041 shares issuable pursuant to stock options that are not presently exercisable.
 (9) Includes 121,587 shares issuable pursuant to presently exercisable stock options. Excludes 98,605 shares issuable pursuant to stock options that are not presently exercisable.
(10) Includes 124 shares of restricted stock awarded as bonus compensation for fiscal 1999, which shares are subject to transfer and forfeiture restrictions. Also includes 20,650 shares issuable pursuant to presently exercisable stock options. Excludes 55,650 shares issuable pursuant to stock options that are not presently exercisable.
(11) Includes 2,500 shares issuable pursuant to presently exercisable stock options. Excludes 27,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes an annual stock award of 500 shares which was granted to all non-employee directors of the Company for fiscal 2000, which award accrues at the rate of 1/12 per full month of service and is payable on January 1, 2001 or within 30 days after such non-employee director ceases to be a member of the Board of Directors for any reason other than death or permanent disability ("non-employee director Annual Stock Award"; see "Compensation of Directors").
(12) Includes 2,500 shares issuable pursuant to presently exercisable stock options. Excludes 27,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2000.
(13) Includes 22,500 shares issuable pursuant to presently exercisable stock options. Excludes 7,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2000. Also excludes 1,840 shares of Common Stock issuable on

    January 1, 2001 under the Director Deferred Compensation Plan as deferred compensation (see "Compensation of Directors").
(14) Includes 5,000 shares issuable pursuant to presently exercisable stock options. Excludes 7,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2000 and 2,091 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors, whichever comes first, under the Director Deferred Compensation Plan as deferred compensation.
(15) Includes 2,500 shares issuable pursuant to presently exercisable stock options. Excludes 27,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2000.
(16) Includes 22,500 shares issuable pursuant to presently exercisable stock options. Excludes 7,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2000 and 1,975 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors, whichever comes first, under the Director Deferred Compensation Plan as deferred compensation.
(17) Includes 86,056 shares held by the Trout Family Trust. Also includes 2,500 shares issuable pursuant to presently exercisable stock options. Excludes 27,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2000.
(18) Includes 902,042 shares issuable pursuant to presently exercisable stock options.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors is currently fixed at nine (9) members. There are presently eight (8) individuals serving as Directors of the Company. Mr. Franklin J. Iris, formerly a director of the Company, resigned on August 5, 1999. Mr. Walter E. Boomer was elected to fill the position vacated by Mr. Iris as a result of such resignation. Mr. Alfred J. Battaglia was elected as a director on March 1, 2000 to fill a vacancy on the Board. The Company's Third Amended and Restated Certificate of Incorporation divides the Company's Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.

  Ms. Sally Crawford, Mr. C. William McDaniel and Mr. Patrick Sullivan are Class I directors whose terms expire at this Annual Meeting. The Board is also composed of (3) three Class II directors (Mssrs. Alfred J. Battaglia, Walter
E. Boomer and William G. Little), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2001 and two
(2) Class III directors (Ms. Anna S. Richo and Monroe E. Trout, M.D.), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2002.

  Three Class I Directors will be elected at this Annual Meeting for a term of three years. The Class I nominees, Ms. Sally Crawford, Mr. C. William McDaniel and Mr. Patrick Sullivan, are each currently serving as Class I Directors of the Company. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted FOR the election of all three nominees, to hold office until the Annual Meeting to be held in 2003 or until their respective successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW
                            ---

  The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Company, the year each nominee's or director's term will expire and the class of director of each nominee or director:

Nominee's or Director's Name
and Year Nominee or Director      Position(s) Held     Year Term
  First Became a Director         with the Company    Will Expire Class of Director
----------------------------   ---------------------  ----------- -----------------
 Nominees:
 Sally W. Crawford (1998)            Director            2000              I
 C. William McDaniel (1987)          Director            2000              I
 Patrick J. Sullivan (1994)      President, Chief        2000              I
                                 Executive Officer
                                    and Director
 Continuing Directors:
 Alfred J. Battaglia (2000)          Director            2001             II
 Walter E. Boomer (2000)             Director            2001             II
 William G. Little (1998)            Director            2001             II
 Anna S. Richo (1998)                Director            2002            III
 Monroe E. Trout, M.D.         Director and Chairman     2002            III
  (1993)                            of the Board

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth for each Class I nominee to be elected at the Annual Meeting, the current Class II Directors and Class III Directors who will continue to serve as directors beyond the Annual Meeting, and the current executive officers of the Company, their ages and present positions with the Company as of the date of the Annual Meeting:

          Name           Age Position
          ----           --- --------
Patrick J. Sullivan      48  President, Chief Executive Officer and Director
 (3)....................
Joseph W. Kelly......... 55  Senior Vice President, Chief Financial Officer and
                              Treasurer
Daniel J. Levangie...... 49  Senior Vice President
A. Suzanne Meszner-      47  Vice President, Human Resources, General Counsel
 Eltrich................      and Secretary
Monroe E. Trout, M.D.    69  Chairman of the Board of Directors
 (3)(6).................
Alfred J. Battaglia      58  Director
 (2)(5).................
Walter E. Boomer (2).... 61  Director
Sally W. Crawford        46  Director
 (1)(2).................
William G. Little        57  Director
 (1)(3).................
C. William McDaniel      59  Director
 (1)(3)(4)..............
Anna S. Richo (2)....... 39  Director

--------
(1) Member of Compensation Committee.
(2)Member of Audit Committee.
(3)Member of Nominating and Corporate Governance Committee.
(4)Chairperson of Compensation Committee.
(5)Chairperson of Audit Committee.
(6)Chairperson of Nominating and Corporate Governance Committee.

Directors to be Elected at the Annual Meeting

  Sally W. Crawford became a director of the Company in January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company's Northern Region operations and marketing efforts. Prior to joining Healthsource, Ms. Crawford served as the Marketing Director for Beacon Health and Matthew Thornton Health Plan, both of which are New Hampshire health maintenance organizations. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Chittenden Corporation and Medical Resources, Inc.

  C. William McDaniel became a director of the Company in April 1987 and served as a consultant to the Company from March 1995 to February 1997. Mr. McDaniel served as a consultant to and a director of CP Ventures, Inc., a venture capital firm, from April 1995 to April 1996 and June 1996, respectively. From 1987 to March 1995, Mr. McDaniel was the President and a director of CP Ventures, Inc.

  Patrick J. Sullivan has served as President and Chief Executive Officer and as a director of the Company since March 1994. From January 1991 to March 1994, Mr. Sullivan served as Vice President of Sales and Marketing of the Company. Prior to joining the Company, Mr. Sullivan was employed in several marketing positions for five years by Abbott Laboratories, a diversified healthcare company. Prior to that, Mr. Sullivan was a consultant with McKinsey and Company, an international management consulting firm. Mr. Sullivan is a graduate of the United States Naval Academy and received an M.B.A. from Harvard University.

Directors Whose Terms Extend Beyond the Annual Meeting

  Alfred J. Battaglia became a director of the Company in March 2000. Mr. Battaglia brings more than 25 years of experience in the medical device industry. He has served in various senior executive positions at Becton Dickinson & Company from 1970 to 1996 including Group President and Chief Information Officer. From 1997 through 1999, Mr. Battaglia served as Senior General Manager and Main Board member of Reckitt & Colman, a multi-billion dollar global consumer goods company located in the United Kingdom. Mr. Battaglia has an MBA with Distinction in Accounting from the Wharton School and a B.A. in Economics from Ohio Wesleyan University.

  Walter E. Boomer became a director of the Company in February 2000. Since March 1997 he has served as President and Chief Executive Officer of Rogers Corporation, a specialty materials manufacturer. Prior to joining Rogers, Mr. Boomer was Executive Vice President of McDermott International, Inc., and President of their Babcock and Wilcox Power Generation Group. Mr. Boomer joined the Marine Corps in 1960, where he served until August 1994, achieving the rank of General in August 1986. From August 1992 to August 1994, General Boomer served as Assistant Commandant, the second highest position in the Marine Corps. Mr. Boomer serves as a director of Baxter International Inc., Connecticut Business and Industry Association and Rogers Corporation. Mr. Boomer fills the position vacated on the Company's Board of Directors as a result of the retirement of Franklin J. Iris.

  William G. Little became a director of the Company in January 1998. He is currently the Chairman and Chief Executive Officer of West Pharmaceutical Services, Inc. Prior to joining West, Mr. Little served as President of Kendall's Health Care Division, as well as Senior Group Vice President for C.R. Bard's United States Operations, Managing Director and Area Vice President for Bard's European Operations and General Manager of Johnson & Johnson's Patient Care Division in England. Mr. Little currently serves on the Board of Directors for Fox Chase Cancer Center.

  Anna S. Richo became a director of the Company in January 1998. She is currently the associate general counsel at Baxter Healthcare Corporation, Hyland Immuno Division. Ms. Richo has worked in various legal positions with Baxter for the past nine years, including serving as their Chief Litigation Counsel from 1994-1998. She is a member of the Baxter Senior Management Team and serves as a Baxter Quality Award Examiner. Prior to joining Baxter, Ms. Richo was an attorney for The NutraSweet Company.

  Monroe E. Trout, M.D., became a director of the Company in 1993 and was elected Chairman of the Board of Directors of the Company in January 1998. Following his retirement from American Healthcare Systems ("AmHS"), a major national consortium of more than 1,000 hospitals, in January 1995, Dr. Trout was named Chairman Emeritus of AmHS. Prior to his retirement, from 1986 to January 1995, Dr. Trout held various positions with AmHS, including Chairman, Chief Executive Officer and President. From March 1996 until July 1996, Dr. Trout served as President and Chief Executive Officer of Cytran Inc. Prior to his employment at AmHS, Dr. Trout was a Senior Vice President and a member of the Board of Directors of Sterling Drug, Inc. Dr. Trout serves as a director of Baxter International Inc., West Pharmaceutical Services, Inc., the University of California San Diego Foundation and SAIC.

Executive Officers

  Joseph W. Kelly joined the Company in November 1995 as Vice President, Chief Financial Officer, Treasurer and Secretary. From January 1997 to February 2000, Mr. Kelly served as Vice President, Chief Financial Officer and Treasurer. Since February 2000, Mr. Kelly has served as Senior Vice President, Chief Financial Officer and Treasurer. From 1984 through March 1995, Mr. Kelly held a variety of positions including Chairman, Chief Executive Officer and Chief Financial Officer of Crop Genetics International, a publicly held biotechnology company. From 1966 to 1983, Mr. Kelly held various positions, including Partner, with Deloitte Haskins & Sells (now Deloitte & Touche), an international consulting and accounting firm. He has been a member of the faculty at Harvard University, Johns Hopkins University and Loyola College. Mr. Kelly is a Certified Public Accountant and received his B.B.A. from Niagara University.

  Daniel J. Levangie joined the Company in June 1992 as Director of Sales, North America. From March 1994 to October 1996, Mr. Levangie served as Vice President of Sales and Marketing, and from October 1996 until the end of 1997, he served as Vice President of Sales. From December 1997, Mr. Levangie served as Vice President, Commercial Operations. Since February 2000, Mr. Levangie has served as Senior Vice President. Prior to joining the Company, from 1975 through 1992, Mr. Levangie held a variety of sales and marketing positions with Abbott Laboratories, a diversified health care company. Mr. Levangie received a B.S. degree in Pharmacy from the College of Pharmacy & Allied Health Sciences of Northeastern University.

  A. Suzanne Meszner-Eltrich joined the Company as Vice President, Human Resources and General Counsel in September 1997. Prior to joining the Company, Ms. Meszner-Eltrich was an independent general counsel and human resources executive for a number of private and public high technology companies in New England including Pilot Software, Inc. and PC Connection, Inc. From April 1992 through June 1995, she was Vice President, Human Resources and General Counsel of Easel Corporation of Burlington, Massachusetts. Ms. Meszner-Eltrich received her Doctor of Jurisprudence from New England School of Law and a B.A. from Ohio State University.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met six times and acted by unanimous written consent once during the fiscal year ended December 31, 1999. The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Audit Committee, which oversees and monitors the financial activities of the Company, met six times during 1999. Mr. Iris, a former director and Chairman of the Audit Committee, retired on August 5, 1999. Mr. McDaniel served as interim Chairman of the Audit Committee from August 5, 1999 to March 1, 2000, when Mr. Battaglia assumed this role. On February 9, 2000, Mr. Boomer was elected to fill the position vacated by Mr. Iris on the Board of Directors as a result of Mr. Iris's retirement.
Messrs. Battaglia and Boomer, Ms. Crawford and Ms. Richo are the current members of the Audit Committee. The Compensation Committee of the Company, which determines the compensation of the Company's senior management and administers the Company's stock plans, met four times and acted by written consent thirteen times during 1999. Messrs. McDaniel and Little and Ms. Crawford are the current members of the Compensation Committee. Mr. McDaniel serves as Chairman of the Compensation Committee. During fiscal 1999, the Nominating and Corporate Governance Committee was responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company as well as consideration of issues relating to the corporate governance of the Company. The Nominating and Corporate Governance Committee met twice during 1999. Messrs. Little, McDaniel, and Sullivan and Dr. Trout are the current members of the Nominating and Corporate Governance Committee. Dr. Trout serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers suggestions regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. During the year ended December 31, 1999, each of the Company's directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served.

     COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

  The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers") for fiscal years ended December 31, 1999, 1998 and 1997.

                          SUMMARY COMPENSATION TABLE

                                         Annual                      Long-Term
                                     Compensation(1)          Compensation Awards(2)
                                  --------------------- -----------------------------------
                                                                             Securities
                                                        Restricted Stock Underlying Options
Name and Principal Position  Year Salary($) Bonus($)(3)  Awards ($)(4)     (# of Shares)
---------------------------  ---- --------- ----------- ---------------- ------------------
Patrick J. Sullivan.....     1999 $212,000   $417,579       $20,157           120,000
 President and Chief         1998  200,000    100,000           --             50,000
 Executive Officer           1997  175,000    115,000           --                --

Joseph W. Kelly.........     1999 $166,000   $145,644       $ 6,858            60,000
 Senior Vice President,      1998  160,000     35,000           --             30,000
 Chief Financial Officer     1997  150,000     60,000           --                --
 and Treasurer

Daniel J. Levangie......     1999 $166,000   $166,489       $ 7,868            60,000
 Senior Vice President       1998  160,000     32,500           --             30,000
                             1997  150,000     60,000           --                --

Ted S. Geiselman(5).....     1999 $166,000   $145,645           --             60,000
 Senior Vice President       1998  160,000     37,500           --             30,000
                             1997  150,000     70,000           --                --

A. Suzanne Meszner-          1999 $144,167   $ 93,528       $ 4,317            30,000
 Eltrich(6).............     1998  130,000     25,000           --             20,000
 Vice President, Human       1997   49,573     15,000           --             32,000
 Resources, General
 Counsel and Secretary

--------
(1) The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's total salary and bonus reported in this table.
(2) The Company did not grant any stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 1999, 1998 and 1997.
(3) Includes the value of cash bonus and non-cash bonus in the form of unrestricted bonus shares ("Bonus Shares"), but excludes the value of restricted stock awards, which shares are included in the Restricted Stock Awards column. Bonuses are reported in the year earned even if paid in a subsequent year. Twenty-five percent (25%) of the net bonus amount awarded to each Named Executive Officer for fiscal 1999 was awarded in Bonus Shares (the "Bonus Share Amount"). The number of Bonus Shares awarded was determined by dividing such Bonus Share Amount by the average closing market price of the Company's Common Stock on the Nasdaq National Market over the last ten business days of fiscal 1999, which was $27.66 (as adjusted for the two-for-one stock split effected by the Company in January 2000) for Bonus Shares awarded for fiscal 1999. Bonus shares for fiscal 1999 were awarded in February 2000 to the Named Executive Officers as follows: Mr. Sullivan (2,317), Mr. Kelly (789), Mr. Levangie (906), Mr. Geiselman (789) and Ms. Meszner-Eltrich (495). The value of such Bonus Shares as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of the Company's Common Stock on the Nasdaq National Market on February 8, 2000, the date such Bonus Shares were granted, which was $34.813 for Bonus Shares awarded for fiscal 1999.

(4) The number of shares of restricted stock awarded to the Named Executive Officers for fiscal 1999 was equal to 25% of the number of Bonus Shares awarded to such person. Restricted stock awards for fiscal 1999 were awarded in February 2000 to the Named Executive Officers as follows: Mr. Sullivan (579 shares), Mr. Kelly (197 shares), Mr. Levangie (226 shares) and Ms. Meszner-Eltrich (124 shares). Such restricted stock awards are subject to transfer and forfeiture restrictions and vest over a three-year period. Dividends will be paid on such shares when and if declared by the Board of Directors. The value of restricted stock awards as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of the Company's Common Stock on the Nasdaq National Market on February 8, 2000, the date such restricted shares were granted, which was $34.813 for restricted shares awarded for fiscal 1999. Restricted stock awards are reported in the year earned even if paid in a subsequent year. As of December 31, 1999, none of the Named Executive Officers held any shares of restricted stock.
(5) Mr. Geiselman resigned from his position as Senior Vice President effective April 1, 2000. He is currently employed by the Company on a part-time basis.
(6) Ms. Meszner-Eltrich commenced employment with the Company in September
    1997.

Option Grants in Last Fiscal Year

  The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1999. The options, which were granted under the Company's 1995 Stock Plan, become exercisable over a four year period, at a rate of 2.084% per month, until such options are exercisable in full. Options are subject to the employee's continued employment. The Company did not grant any stock appreciation rights during the fiscal year ended December 31, 1999.

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                                 Annual Rates
                          Number of    Percent of                               of Stock Price
                         Securities   Total Options                            Appreciation for
                         Underlying    Granted to    Exercise or                Option Term(2)
                           Options    Employees in    Base Price  Expiration ---------------------
          Name           Granted (#) Fiscal Year (%) ($/Share)(1)    Date       5%         10%
          ----           ----------- --------------- ------------ ---------- --------- -----------
Patrick J. Sullivan.....   120,000        12.15%        $9.75      4/28/09   $ 735,807 $ 1,864,679
Joseph W. Kelly.........    60,000         6.08          9.75      4/28/09     367,903     932,339
Daniel J. Levangie......    60,000         6.08          9.75      4/28/09     367,903     932,339
Ted S. Geiselman (3)....    60,000         6.08          9.75      4/28/09     367,903     932,339
A. Suzanne Meszner-
 Eltrich                    30,000         3.04          9.75      4/28/09     183,952     466,170

--------
(1) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.
(3) Mr. Geiselman resigned from his position as Senior Vice President effective April 1, 2000. He is currently employed by the Company on a part-time basis.

Aggregate Option Exercises and Year-End Values

  The following table sets forth certain information with respect to options to purchase the Company's Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 1999; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1999; and (iv) the value of unexercised options at exercise prices equal to or less than the market value of the Common Stock at December 31, 1999 ("In-the-Money").

                                                       Number of Securities      Value of Unexercised,
                                                      Underlying Unexercised         In-the-Money
                           Shares                           Options at                Options at
                         Acquired on                     December 31, 1999     December 31, 1999 ($)(2)
                          Exercise        Value      ------------------------- -------------------------
          Name               (#)     Realized ($)(1) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- --------------- ------------------------- -------------------------
Patrick J. Sullivan.....    2,000       $  9,188          298,068      209,352 $  7,762,470 $  4,838,427
Joseph W. Kelly.........        0              0          147,376      158,624    3,538,142    3,871,791
Daniel J. Levangie......        0              0          199,013      118,041    5,160,534    2,725,983
Ted S. Geiselman(3).....   30,000        686,525          148,105       98,187    3,629,499    2,128,377
A. Suzanne Meszner-
 Eltrich................   16,000        140,000           14,584       51,416      291,505      999,515

--------
(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.
(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock (as adjusted for the two-for-one stock split effected by the Company in January 2000) as quoted on The Nasdaq Stock Market on December 31, 1999 of $30.53 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.
(3) Mr. Geiselman resigned from his position as Senior Vice President effective April 1, 2000. He is currently employed by the Company on a part-time basis.

Compensation Committee Report on Executive Compensation

  Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for the policy and administration of compensation of the Company's officers. The Compensation Committee is also responsible for the administration of the Company's stock ownership plans under which option grants and direct stock issuances may be made to officers of the Company. During fiscal year 1999, the Compensation Committee was comprised of C. William McDaniel, Sally Crawford and William G. Little, none of whom was an employee of the Company. This report addresses the compensation policies determined by Ms. Crawford and Messrs. McDaniel and Little for fiscal year 1999 as they applied to Mr. Sullivan, in his capacity as President and Chief Executive Officer of the Company, and other officers of the Company.

  Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees required to achieve the Company's strategic objectives, as determined by the Board of Directors.

  .  To align the interest of officers with the success of the Company.

  . To align the interest of officers with Stockholders by including long-term equity incentives.

  . To increase the long-term profitability of the Company and, accordingly, increase Stockholder value.

  Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, annual cash incentive bonuses, annual stock (restricted and unrestricted) incentive bonuses and long-term incentive awards in the form of stock option grants. It is the Compensation Committee's objective to have a portion of each officer's compensation contingent upon the achievement of specific predetermined corporate objectives as well as upon each officer's individual level of performance. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan, which plans are generally available to all employees of the Company.

  The principal factors which the Compensation Committee considered with respect to each officer's compensation package for fiscal year 1999 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

  Base Salary. Compensation levels for each of the Company's officers, including the Chief Executive Officer, are generally set within a moderate range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience, responsibilities and performance at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's officers are made after the end of each fiscal year.

  Fiscal 1999 base salaries were determined by the Compensation Committee after considering the base salary level of the officers in prior years, and taking into account for each officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of the Company's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

  Bonus Compensation. Bonus compensation for executives is based on the Company's achievement of predetermined corporate objective, individual performance and on a comparison of the executive's actual performance against his or her performance objectives. Bonuses are awarded on an annual basis.

  Long Term Incentive Compensation. The Compensation Committee believes that stock option participation aligns officers' interests with those of the Stockholders. In addition, the Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, in the form of stock options, allows the officers to share in any appreciation in the value of the Company's Common Stock. The Committee generally grants options that become exercisable over a four year period as a means of encouraging executives to remain with the Company and promote its success. In general, the Compensation Committee awards executives of the Company stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases and the Company's Stockholders have also benefited.

  When establishing stock option grant levels, the Compensation Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

  It is the standard policy of the Company to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers within and outside the industry at similar levels of seniority. In addition, the Compensation Committee may from time-to-time make performance-based grants as it deems appropriate. In making such performance-based grants, the Compensation Committee considers individual contributions to the Company's financial, operational and strategic objectives.

  Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

  Chief Executive Officer Compensation. In fiscal 1999, the Company's President and Chief Executive Officer, Patrick J. Sullivan, received a base salary of $212,000, which represents an increase of $12,000 or 6% over his 1998 base salary. The base salary is believed by the Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size and stage of development. Mr. Sullivan received bonus compensation valued at $401,000, of which 75% was received in cash and 25% was received in unrestricted bonus shares of the Company's Common Stock. In addition, Mr. Sullivan received shares of restricted stock equal to 25% of the unrestricted bonus shares awarded to him for fiscal 1999.

  Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it believes that substantially all tax deductions attributable to executive compensation paid prior to the date of our Annual Meeting are not currently subject to the deduction limitations of Section 162(m) of the Code.

                                          Respectfully Submitted by the
                                           Compensation Committee:

                                          C. William McDaniel
                                          Sally W. Crawford
                                          William G. Little

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee are Ms. Crawford and Messrs. McDaniel and Little. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein.

  During the last year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

  On August 3, 1999, the Board of Directors adopted the following compensation plan for non-employee directors, effective October 1, 1999:

                                                               Per       Per
                                                            In-person Telephonic
                                                    Annual   Meeting   Meeting
                                                    ------- --------- ----------
     Board Meetings
     Chairman of the Board......................... $35,000  $2,000     $1,000
     Directors..................................... $20,000  $1,000     $  500
     Committee Meetings
     Committee Chair...............................          $1,000     $  500
     Committee Members.............................          $  750     $  300

  Payments to non-employee directors for meetings attended prior to August 3, 1999 were paid in accordance with the following predecessor plan:

                                                               Per       Per
                                                            In-person Telephonic
                                                    Annual   Meeting   Meeting
                                                    ------- --------- ----------
     Board Meetings
     Chairman of the Board......................... $20,000  $2,000    $ 1,000
     Directors..................................... $10,000  $1,000    $   500
     Committee Meetings
     Committee Chair...............................          $  750    $   500
     Committee Members.............................          $  500    $   300

  The sole employee director of the Company did not receive separate compensation for services rendered as a director.

  In addition, non-employee directors are eligible for participation in the Company's 1995 Non-Employee Director Stock Option Plan and the Company's Non-Employee Director Deferred Compensation Plan, and are eligible to receive an annual stock award from shares authorized for issuance under the Company's 1995 Stock Plan. In general, the terms of such compensation is as follows.

  1995 Non-Employee Director Stock Option Plan. The 1995 Non-Employee Director Stock Option Plan provides for the formulaic grant of options to non-employee directors of the Corporation. A detailed discussion of the material terms and proposed amendment to the 1995 Non-Employee Director Stock Option Plan is found under the heading "PROPOSAL 3. RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN".

  Director Deferred Compensation Plan. Each non-employee director is entitled, under the Director Deferred Compensation Plan, with respect to any calendar year, to receive payment of the annual retainer and meeting attendance fees for such calendar year either in cash or in shares of the Company's Common Stock, valued at the closing market price of the Company's Common Stock on the Nasdaq National Market on the date on which such amounts become payable. Alternatively, each non-employee director may elect to defer the payment of the annual retainer and meeting attendance fees, and such deferred amounts are credited either to a cash account, which accrues interest quarterly at a rate equal to 25% of the prime rate of interest computed in the last day of the preceding quarter, or to a deferred share account, which is credited as of the day the deferred fees would have been payable with share units equal to the number of shares that could have been purchased on such day with the amount of such deferred fees. Such share units appreciate (or depreciate) as would an actual share of the Company's Common Stock purchased on the deferral date. Each non-employee director designates one of the following dates as a "distribution date" with respect to the deferred fees: (i) the first day of a month following the termination of service or retirement of the non-employee director as a member of the Board of Directors, (ii) a fixed date in the future at least one year after the date such non-employee director first elects to defer payment of the fees, but no later than December 12, 2005, or
(iii) the earlier to occur of (i) or (ii). On such designated distribution date, cash deferrals will be paid in cash, and share unit deferrals will be paid in shares of the Company's Common Stock, valued at the closing market price of the Common Stock on the Nasdaq National Market on the last business day for which such market price is available. Shares of Common Stock issued under the Director Deferred Compensation Plan may be issued from shares authorized for issuance under the Company's 1995 Stock Plan or any shares repurchased by the Company on the open market.

  Annual Stock Award. Each non-employee director is entitled to receive a maximum annual stock award ("Annual Stock Award") of 500 shares of Common Stock. This annual stock award vests at the rate of 1/12 per full month of service and is payable in January of the year after such service is rendered or within 30 days after such non-employee director ceases to be a member of the Board of Directors for any reason other than death or permanent disability. Shares of Common Stock issued pursuant to the Annual Stock Award are issued from shares authorized for issuance under the Company's 1995 Stock Plan.

Certain Relationships and Related Transactions

  The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates shall be on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total Stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 1999, with the cumulative total return of the Nasdaq Market Index--U.S. Companies ("Nasdaq Market--U.S. Cos.") and the Laboratory Analytical Instruments (SIC Code 3826) Index ("LAI Index"). The comparison assumes $100 was invested on March 8, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes any dividends were reinvested.

                 Comparison of Cumulative Total Return (1)(2)
                             [GRAPH APPEARS HERE]

                                     FISCAL YEAR ENDING
 COMPANY/INDEX/MARKET    3/8/96 12/31/96 12/31/97 12/31/98 12/31/99
Cytyc Corporation        100.00  166.15   153.08   158.46   375.77
LAI Index                100.00  104.25   123.67   155.30   251.26
Nasdaq Market-U.S. Cos.  100.00  121.84   149.48   210.12   380.43

--------
(1) Prior to March 8, 1996 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                  PROPOSAL 2

   AMENDMENT OF THE CORPORATION'S THIRD AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION

  By a Board of Directors vote dated February 9, 2000, the Board of Directors recommended to the Stockholders that the Company amend the Company's Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 60,000,000 to 200,000,000 shares. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The full text of the proposed amendment to the Third Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix A.

  As of the Record Date, there were approximately 36,345,033 shares issued and outstanding and approximately 4,625,544 shares reserved for future issuance pursuant to outstanding options granted under the Company's stock plans, an outstanding warrant and executive officer and director stock awards. If the amendment to the Third Amended and Restated Certificate of Incorporation is approved, the Board of Directors will have the authority to issue approximately 159,029,423 additional shares of Common Stock without further Stockholder approval. The Board of Directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses or assets in exchange for shares of Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock or securities convertible into Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Company's existing stock plans. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

  The issuance of additional shares of Common Stock could have the effect of diluting earnings per shares and book value per share, which could adversely affect the Company's existing Stockholders. In addition, the Company's authorized but unissued shares of common Stock could be used to make a change in control of the Company more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Company. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
          A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S
           THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                  PROPOSAL 3

             RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED
                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The 1995 Non-Employee Director Stock Option Plan was adopted by the Company's Board of Directors and approved by the Company's Stockholders in December 1995. A maximum of 500,000 shares of Common Stock are currently reserved for issuance under the 1995 Non-Employee Director Stock Option Plan upon the exercise of options granted thereunder. The Board of Directors has approved and recommended to the Stockholders that they ratify and approve the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "1995 Non-Employee Director Plan") which, as amended and restated, provides that in the event of the retirement of any non-employee director of the Company, all options granted to such non-employee director under the 1995 Non-Employee Director Plan which are outstanding but unvested as of the effective date of such retirement shall be immediately and automatically accelerated and become fully vested and exercisable in full. A copy of the 1995 Non-Employee Director Plan is attached to this Proxy Statement as Appendix B.

  The Company relies on stock options as an inducement to obtain and retain the services of qualified non-employee directors. The Board of Directors believes that the 1995 Non-Employee Director Plan, as amended and restated, is necessary in order to enable the Company to continue to attract and retain non-employee directors of outstanding ability.

 Description of the Amended and Restated 1995 Non-Employee Director Stock Option Plan

  The purpose of the 1995 Non-Employee Director Plan is to provide incentives to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors. The 1995 Non-Employee Director Plan provides these non-employee directors the opportunity to purchase stock of the Company by granting them options. On the Record Date, the closing market price of the Company's Common Stock on the Nasdaq National Market was $34.375.

  Administration. The 1995 Non-Employee Director Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors (the "Committee"). Subject to the terms of the 1995 Non-Employee Director Plan, the Committee has the authority to construe the 1995 Non-Employee Director Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the 1995 Non-Employee Director Plan as it may deem desirable.

  Automatic Grant of Options. Under the 1995 Non-Employee Director Plan, generally, each non-employee director of the Company who (i) was a director on January 1, 1996 or (ii) is first elected a director on or after January 1, 1996 was or will be, as the case may be, automatically granted an option to purchase 30,000 shares of Common Stock. Each non-employee director of the Company who has no unexpired options outstanding under the 1995 Non-Employee Director Plan on any January 1st thereafter was or will be, as the case may be, automatically granted an additional option to purchase 30,000 shares of Common Stock.

  Exercise Price. The exercise price of the stock underlying the options granted under the 1995 Non-Employee Director Plan is the fair market value of such shares on the date the option is granted. Fair market value is the last reported sale price of the Common Stock on the grant date as reported on the Nasdaq National Market.

  Duration of Options. Subject to certain qualifications relating to the termination of the optionee's tenure on the Board, or the optionee's death or permanent disability, the 1995 Non-Employee Director Plan provides that each option shall expire on the date which is ten (10) years after the date of grant of the option.

  Vesting of Options. Options granted under the 1995 Non-Employee Director Plan are subject to vesting and become exercisable in twelve equal installments on the last day of each calendar quarter after the date of grant, provided that the non-employee director has served continuously on the Board of Directors through such vesting date.

  Payment for Exercise of Options. Payment for the exercise of options under the 1995 Non-Employee Director Plan may be made (a) in cash or by check in US Dollars, (b) in whole or in part through delivery of shares of Common Stock already owned by such person exercising the option valued at fair market value, or (c) through delivery of an assignment to the Company of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay the amount to the Company.

  Assignability. Options granted under the 1995 Non-Employee Director Plan are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

  Effect of Termination, Retirement, Disability or Death of Director. If an optionee ceases to be a member of the Board of Directors for any reason other than retirement, death or permanent disability, then (i) any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void, (ii) any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board of Directors, and (iii) all options shall terminate after such 90 days have expired. In the event an optionee ceases to be a member of the Board of Directors by reason of his or her retirement, death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option. For purposes of the 1995 Non-Employee Director Plan, "retirement" shall mean the resignation from the Board of Directors or the election not to stand for re-election to the Board of Directors by a non-employee director being of at least 65 years of age and having served at least 5 years on the Board of Directors. Any such retirement shall become effective as of the effective date of such non-employee director's resignation or the due election and qualification of such non-employee director's successor, as the case may be.

  Miscellaneous. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1995 Non-Employee Director Plan at any time (although such action shall not affect options previously granted). Any shares subject to an option which for any reason expires or terminates unexercised may again be available for option grants under the 1995 Non-Employee Director Plan. Unless terminated sooner, the 1995 Non-Employee Director Plan will terminate on December 26, 2005.

 Federal Income Tax Consequences

  The following discussion of United States Federal income tax consequences of the issuance and exercise of options granted under the 1995 Non-Employee Director Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended, in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 1995 Non-Employee Director Plan or of the requirements that must be met in order to qualify for the described tax treatment.

  The following general rules are applicable under current Federal income tax law to all options granted under the 1995 Non-Employee Director Plan.

  1. The optionee generally does not realize any taxable income upon the grant of an option, and the Company is not allowed a federal income tax deduction by reason of such grant.

  2. The optionee generally will recognize ordinary compensation income at the time of exercise of an option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

  3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

  4. The Company generally should be entitled to a corresponding tax deduction for Federal income tax purposes when compensation income is recognized by the optionee.

  5. An optionee may be entitled to exercise an option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises an option in such fashion, special rules will apply.

  6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

Stock Options Granted Under the 1995 Non-Employee Director Plan Since its Inception

  The following table sets forth as of the Record Date all options granted under the 1995 Non-Employee Director Plan since its inception to (i) each non-employee nominee for election as a director and (ii) all current non-employee directors as a group. As of the Record Date, options to purchase 192,500 shares were outstanding under the 1995 Non-Employee Director Plan. As of the Record Date, each of the Company's non-employee directors has received five percent or greater of the options granted under the 1995 Non-Employee Director Plan.

                                                                      Number of
        Name and Position                                              Options
        -----------------                                             ---------
   Sally W. Crawford, Director.......................................   30,000
   C. William McDaniel, Director.....................................   60,000
   All Current Non-Employee Directors as a Group (7 Persons).........  270,000

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE "FOR" THE RATIFICATION AND APPROVAL OF
     THE AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  PROPOSAL 4

                     RATIFICATION OF SELECTION OF AUDITORS

  Subject to ratification by the Stockholders, the Board of Directors has selected the firm of Arthur Andersen LLP, independent certified accountants, to serve as auditors for the year ending December 31, 2000. It is expected that a member of the firm of Arthur Andersen LLP will be present at the Annual Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's Stockholders.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION
                       ---

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the period ended December 31, 1999, the Company believes that all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 1999.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the Annual Meeting for the fiscal year ended December 31, 2000 must be received by the Secretary of the Company, no later than January 1, 2001 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

  The Company's by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals for the next annual meeting of the Company must be received by the Secretary of the Company at the Company's principal executive offices not later than January 1, 2001 and must not have been received earlier than December 2, 2000 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

                           EXPENSES AND SOLICITATION

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. In addition, the Company has retained Innisfree M & A Incorporated of New York, New York to assist the Company in the solicitation of proxies at a cost estimated to be $9,000. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

Boxborough, Massachusetts
May 1, 2000

                                                                     Appendix A

                           CERTIFICATE OF AMENDMENT
                                      OF
                          THIRD AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               CYTYC CORPORATION

  Cytyc Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation:

    RESOLVED: That the first paragraph of Article FOURTH of the Corporation's Third Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

    "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of common stock with a par value of $.01 per share (the "Common Stock") and 5,000,000 shares of preferred stock with a par value of $.01 per share (the "Preferred Stock")."

  SECOND: The foregoing amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by the Stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be executed by Patrick J. Sullivan, its President, this   th day of June,
2000.

                                          _____________________________________
                                          Patrick J. Sullivan, President

                                                                     Appendix B

                               CYTYC CORPORATION

                             AMENDED AND RESTATED
                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  WHEREAS, on December 26, 1995, the Board of Directors of Cytyc Corporation (the "Company") adopted this 1995 Non-Employee Director Stock Option Plan, which was approved by the stockholders of the Company on December 26, 1995;

  WHEREAS, the Board of Directors reserved 250,000 shares of Common Stock for issuance under the 1995 Non-Employee Director Stock Option Plan;

  WHEREAS, in January 2000, the Company effected a two-for-one stock split in the form of a stock dividend to holders of record of the Company's Common Stock on January 14, 2000 (the "January 2000 Stock Split");

  WHEREAS, on February 9, 2000, the Board of Directors of the Company voted to amend the Plan to provide that in the event of the retirement of any non-employee director of the Company, all options granted to such non-employee director under the 1995 Non-Employee Director Stock Option Plan which are outstanding but unvested as of the effective date of such retirement shall be immediately and automatically accelerated and become fully vested and exercisable in full;

  NOW THEREFORE, this 1995 Non-Employee Director Stock Option Plan is amended and restated, and as amended and restated, reads in its entirety as follows:

  1. Purpose. This Non-Qualified Stock Option Plan, to be known as the Amended and Restated 1995 Non-Employee Director Stock Option Plan (hereinafter, this "Plan"), is intended to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

  2. Available Shares. The total number of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 500,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan. All share totals set forth in the Plan have been adjusted to reflect the January 2000 Stock Split.

  3. Administration. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

  4. Automatic Grant of Options. Subject to the availability of shares under this Plan and subject to paragraph 19 below,

    (a) each director who is not an employee or officer of the Company and who is (i) a member of the Board on January 1, 1996 or (ii) is first elected to the Board on or after January 1, 1996 shall be automatically granted on January 1, 1996 or the date such person first becomes a member of the Board, without further action by the Board, an option to purchase 30,000 shares of the Common Stock (subject to adjustment in accordance with paragraph 10 of this Plan) and no director shall receive more than one grant under this
  Section 4(a); and

    (b) each director who is not an employee or officer of the Company and who has no unexpired options outstanding under this Plan on January 1 shall be automatically granted on January 1, without further action by the Board, an additional option to purchase 30,000 shares of the Common Stock (subject to adjustment in accordance with paragraph 10 of this Plan).

  As amended and restated, this Plan is subject to approval by a majority of the Company's stockholders given by written consent or by voting on such a matter at the first meeting of the stockholders of the Company on or after February 9, 2000.

  5. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length; provided, however, that the "fair market value" of the stock issuable upon exercise of an option granted pursuant to the Plan within 120 days prior to the time the Company's Common Stock is publicly traded shall be deemed to be equal to the initial per share purchase price at which the Company's Common Stock is offered to the public.

  6. Period of Option. Unless sooner terminated in accordance with the provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

  7. (a) Vesting of Shares and Non-Transferability of Options. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable in twelve equal installments of 2,500 shares on the last day of each calendar quarter, provided that the optionee has continuously served as a member of the Board through such vesting date. The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

  (b) Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

  8. Termination of Option Rights.

  (a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be a member of the Board for any reason other than retirement, death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

  (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

  (c) In the event that an optionee ceases to be a member of the Board by reason of his or her retirement from the Board, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee until the scheduled expiration date of the option. For purposes of this Plan, "retirement from the Board" shall mean the resignation from the Board or the election not to stand for re-election to the Board by a non-employee director being of at least 65 years of age and having served at least 5 years on the Board. Any such retirement shall become effective as of the effective date of such non-employee director's resignation or the due election and qualification of such non-employee director's successor, as the case may be.

  9. Exercise of Option. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Cytyc, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than two hundred (200) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than two hundred (200) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

  10. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

    (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    (b) Recapitalization Adjustments. If there occurs any (i) sale, issuance, exchange or transfer, in a single transaction or a series of related transactions, of greater than fifty percent (50%) of the outstanding capital stock of the Corporation to a third party, (ii) sale of all or substantially all of the assets of the Corporation, or (iii) merger, consolidation or other reorganization involving the Corporation and one or more other entities in which the shares of the Corporation's outstanding capital stock immediately prior to such transaction are converted into, exchanged for or represent less than a majority of the voting power of the surviving or resulting entity, then each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full immediately prior to the effective date of such event. In the event of a reorganization, recapitalization, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

    (c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraph 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

  11. Restrictions on Issuance of Shares. Notwithstanding the provisions of paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

    (a) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

    (b) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

  12. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

  13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

  14. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

  15. Termination and Amendment of Plan. Options may no longer be granted under this Plan after December 26, 2005, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her, except as to options granted subject to the conditions identified in paragraph 4 above.

  16. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includable in the optionee's gross income.

  17. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

  18. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  19. Definition of "employee" and "officer." For purposes of paragraph 4 of this Plan, (i) a person who is an employee or officer of the Company shall be deemed to continue to be an employee or officer of the Company for three (3) years after such person ceases to be an employee or officer of the Company; and (ii) service as Chairman or Vice Chairman of the Board, if no additional compensation is paid to the individual with respect to such service other than reimbursement of expenses approved by the Board, shall be deemed not to constitute service as an employee or officer of the Company.

  Date originally approved by Board of Directors of the Company: December 26,
1995

  Date originally approved by Stockholders of the Company: December 26, 1995

PROXY                          CYTYC CORPORATION                           PROXY

                            Proxy For Annual Meeting
                                  June 7, 2000
                 Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Patrick J. Sullivan and Joseph W. Kelly and each or both of them, proxy, with full power of substitution, to vote at the Annual Meeting of the Company to be held on Wednesday, June 7, 2000 at 9:30 A.M. at the Company Headquarters, 85 Swanson Road, Boxborough, Massachusetts, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated May 1, 2000 a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Please mark votes as in this example.  [X]

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN
ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3, AND 4, AND IN THE JUDGMENT OF THE PROXIES NAMED HEREIN WITH RESPECT TO ITEM 5.

  1. To elect three directors to Class I of the Company's Board of Directors, each to serve for a term of three years or until their successors are elected and qualified.

  Nominees: Ms. Sally Crawford, Mr. C. William McDaniel, and Mr. Patrick
Sullivan   [_] FOR  [_] WITHHELD
                        ------------------------------
                  For all three nominees except as noted above

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  2. To approve an amendment to the Company's
     Third Amended and Restated Certificate
     of Incorporation increasing from
     60,000,000 to 200,000,000 the number of
     authorized shares of Common Stock, $.01
     par value, of the Company.
                                                [_] FOR [_] AGAINST [_] ABSTAIN

  3. To ratify and approve the Company's
     Amended and Restated 1995 Non-Employee
     Director Stock Option Plan (the "Plan")
     which provides that in the event of the
     retirement of any non-employee director
     of the Company, all outstanding and
     unvested options granted to such non-
     employee director under the Plan shall
     be immediately and automatically
     accelerated and become fully vested and
     exercisable in full.
                                                [_] FOR [_] AGAINST [_] ABSTAIN

  4. To ratify the selection of the firm of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 2000.
                                                [_] FOR [_] AGAINST [_] ABSTAIN

  5. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                                     Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     Signature:_________  Date:________________
                                     Signature:_________  Date:________________